UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, Real Goods Solar, Inc. (the “Company”) entered into a written employment agreement with Dennis Lacey (the “Employment Agreement”), outlining the terms of his employment as Chief Executive Officer of the Company.

Pursuant to the terms of the Employment Agreement, Mr. Lacey will receive an initial annual base salary of $375,000. The Company’s board of directors may, in its sole discretion, adjust his base salary but may not reduce the base salary unless such reduction is done in connection with a broad reduction of compensation of the Company’s management.

For each fiscal year, Mr. Lacey shall be eligible for an annual performance bonus (“Performance Bonus”) of up to 100% of his base salary, subject to such terms and conditions and upon achievement of performance targets as determined by the Company’s board of directors or a committee created by its board of directors. For the fiscal year ending December 31, 2015, Mr. Lacey is eligible for a Performance Bonus based on EBITDA (as defined in the Employment Agreement) targets for the nine-month period ending December 31, 2015 in the following manner: (i) if EBITDA exceeds negative $2 million but not $0, the Performance Bonus shall increase pro rata with EBITDA from 0% up to 50% of Mr. Lacey’s initial base salary of $375,000, and (ii) if EBITDA exceeds $0, the Performance Bonus shall increase pro rata with EBITDA to an amount up to 100% of Mr. Lacey’s initial base salary of $375,000 upon achieving EBITDA equal to or exceeding $1,949,000. Mr. Lacey must be an employee on the date a Performance Bonus is to be paid to be eligible to receive it.

Mr. Lacey is eligible to participate in the Company’s 401K plan and is eligible for expense reimbursement for business expenses incurred in connection with his duties under the Employment Agreement. Mr. Lacey is also eligible for coverage under group insurance plans and to receive fringe benefits made available to the Company’s executive and management employees. The Company will pay the premiums for coverage of Mr. Lacey and his dependents under such insurance plans.

The term of the Employment Agreement continues until terminated and may be terminated as described below and (i) by mutual agreement between the parties, (ii) automatically upon Mr. Lacey’s death or disability, (iii) by Mr. Lacey for any or no reason upon 30 days’ prior written notice, and (iv) for “cause,” as discussed below, by the Company effective immediately. If terminated in this manner, the Company will pay to Mr. Lacey any accrued but unpaid base salary, accrued but unused vacation and reimbursable business expenses and Mr. Lacey is not entitled to any severance benefits. “Cause” is defined as Mr. Lacey (i) violating in any material respect any term of the Employment Agreement or a nondisclosure agreement entered into with the Company in 2014, (ii) violating any Company policy, procedure or guideline that results in material harm to the Company, (iii) acting with gross negligence in the performance of his duties resulting in harm to the Company, (iv) engaging in any of the following forms of misconduct: commission of any felony or any misdemeanor involving dishonesty or moral turpitude; theft or misuse of Company’s property; illegal use or possession of any controlled substance; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; or falsifying any document or making any materially false or misleading statement relating to his employment, or (v) failing to cure, within 30 days, any material injury to the economic or ethical welfare of the Company caused by his malfeasance, gross misconduct or material inattention to his duties and responsibilities under the Employment Agreement (such cure right being limited to one occurrence unless otherwise agreed to by the Company’s board of directors).

In addition to the foregoing, if the Company terminates Mr. Lacey’s employment without “cause,” Mr. Lacey is entitled to severance compensation equal to 12 month of his most recent base salary payable in equal installments in accordance with the Company’s standard payroll practice. However, if the Company terminates Mr. Lacey’s employment within 12 months after the consummation of a Change of Control (as defined in the Employment Agreement and discussed below), such severance payment shall equal 12 months of Mr. Lacey’s most recent base salary plus the maximum Performance Bonus that Mr. Layey may earn for such fiscal year and be payable in one lump sum within 30 calendar days after termination of employment. A “Change of Control” means any transaction or series of related transactions (i) the result of which is that any person or persons controlling, controlled by or under common control with such person becomes the beneficial owner of more than 50% of the issued and outstanding voting stock of the Company (including securities convertible or exercisable for voting stock), (ii) that results in the sale of all or substantially all of the Company’s assets, or (iii) that results in a consolidation or merger whereby the Company is not the surviving entity. Mr. Lacey’s receipt of severance compensation is conditioned on his executing release and confidentiality agreements as further described in the Employment Agreement.

Furthermore, subject to notice and cure periods, Mr. Lacey may terminate the Employment Agreement for “good reason,” if, without Mr. Lacey’s prior consent, (i) the Company materially breaches its obligations under the Employment Agreement, (ii) following a Change of Control, the successor company fails to assume the Company’s obligations under the Employment Agreement, or (iii) within 12 months after a Change of Control, (A) Mr. Lacey is no longer the Chief Executive Officer of the surviving company, (B) his duties are materially altered or his authority is materially diminished, (C) his employment-related benefits are materially diminished, or (D) the Company’s principal executive offices are moved more than 25 miles from their current location. A termination for “good reason” is deemed to be a termination by the Company without “cause.”

On May 31, 2015 and in connection with entering into the Employment Agreement, the Company’s board of directors granted Mr. Lacey options to purchase 25,000 shares of the Company’s Class A common stock at an exercise price of $2.38 per share under the Company’s 2008 Long-Term Incentive Plan (the “Plan”). At the time of grant 25% of the options immediately vest and the remaining 75% will subsequently vest in equal quarterly installments over five years following the grant, pursuant to the Option Agreement. The unvested options vest immediately upon a Change of Control (as defined in the Option Agreement, which definition is substantively the same as the description of the definition of Change of Control in the Employment Agreement).

The options awarded to Mr. Lacey are subject to the terms of a new standard form of Employee Stock Option Agreement (the “Option Agreement”), recently adopted by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors. Going forward, the Company expects to use the Option Agreement for option grants under the Plan.

The Option Agreement includes the following material terms and conditions:

•	The options issued under the Option Agreement expire on the seventh anniversary of the effective date of the applicable stock option grant and may not be exercised after the close of business on the applicable expiration date;

•	The options issued under the Option Agreement vest over a five year period at a rate of 5.00% on the last day of each calendar quarter occurring after the effective date of the applicable grant so long as the grantee has been continuously employed from the effective date of grant through the applicable vesting date;

•	All of the unvested shares will vest immediately prior to the consummation of a Change in Control (as defined in the Option Agreement, which definition is substantively the same as the description of the definition of Change of Control in the Employment Agreement), provided that the grantee is an employee on the date the Change in Control is consummated;

•	Vesting ceases on the date the grantee ceases to be employed by the Company;

•	Following the last day of employment, vested options may be exercised at any time during the lesser of (i) 30 days starting the day after the last date of employment, or (ii) the remaining term of the option; provided that if termination occurs (a) due to death or disability while grantee is employed, the options may be exercised at any time during the lesser of (i) one year starting the day after the last date of employment, or (ii) the remaining term of the options, or (b) due to retirement, the option may be exercised at any time during the lesser of (1) the three month period commencing on the first day after the employees last day of employment, or, if employee dies during the three month period commencing on the first day after employee’s last day of employment, then the one year period commencing on the first day after the employee’s last day of employment with the Company, or (2) the remaining term of the option; and

•	Employees agree to be subject to typical non-disparagement, confidentiality and non-compete provisions in connection with their receipt of stock options under the Option Agreement.

The foregoing summaries of the Employment Agreement and Option Agreement are not meant to be exclusive and are qualified in their entirety by reference to the Employment Agreement and the Option Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated June 1, 2015, between Real Goods Solar, Inc. and Dennis Lacey

10.2	Form of Employee Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: June 3, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated June 1, 2015, between Real Goods Solar, Inc. and Dennis Lacey

10.2	Form of Employee Stock Option Agreement